EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into this 1st day of March, 2013 by and between LUSTROS, INC., a Utah corporation (“LUSTROS”), and Global Investments I, LLC, a Maine Limited Liability Company, (“Purchaser”). LUSTROS and Purchaser shall be individually referred to herein as a “Party” and collectively as the “Parties”.

NOW, THEREFORE, in consideration of the premises, and of the promises, covenants and conditions contained herein, the Parties intending to be legally bound, hereby agree as follows:

ARTICLE 1
PURCHASE OF SHARES

1.1              LUSTROS hereby issues and sells to Purchaser, and Purchaser hereby purchases from LUSTROS, 818,182 shares of LUSTROS’ Common Stock, $.001 par value (the “LUSTROS Shares”), in consideration for $0.55 per share or a total of $450,000 (the “Purchase Price”).

1.2              The Purchase Price shall be paid in installments as mutually agreed upon by the Parties. Payments shall be made as mutually agreed upon by the Parties. $264,000 toward the purchase price has been received as of the date of this agreement.

1.3              Shares will be issued in increments after each payment is received.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1              Representations by Purchaser. Purchaser hereby represents, warrants, covenants and acknowledges that:

(a)                Purchaser has the authority to enter into this Agreement and when this Agreement is executed and delivered, it shall constitute a legal, valid and binding obligation, enforceable against Purchaser in accordance with its terms.

(b)               The execution and delivery of this Agreement and the performance of the obligations imposed hereunder will not conflict with, or result in a breach by Purchaser of any material agreement or instrument to which she is a party.

(c)                Purchaser understands and acknowledges that (i) the LUSTROS Shares being offered and sold to her hereunder are being offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act and Regulation D; (ii) Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act and (iii) the availability of such exemption depends in part on, and that LUSTROS will rely upon the accuracy and truthfulness of, the foregoing representations and Purchaser hereby consents to such reliance.

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(d)               Purchaser is acquiring the LUSTROS Shares for investment purposes only and not with a view to or for distributing or reselling such LUSTROS Shares, or any part thereof or interest therein, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such LUSTROS Shares in compliance with applicable United States securities laws.

(e)                Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the LUSTROS Shares, and has so evaluated the merits and risks of such investment; Purchaser understands that an investment in the LUSTROS Shares involves a “high degree” of risk.

(f)                Purchaser is able to bear the economic risk of an investment in the LUSTROS Shares and, at the present time, is able to afford a complete loss of such investment.

(g)               Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of LUSTROS concerning the terms and conditions of the LUSTROS Shares and the merits and risks of investing in the LUSTROS Shares; (ii) access to information about LUSTROS and LUSTROS’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate her investment in the LUSTROS Shares; and (iii) the opportunity to obtain such additional information which LUSTROS possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information that he, it or it has received about LUSTROS.

(h)               Purchaser acknowledges that all of the certificates for the LUSTROS Shares will bear legends restricting their transfer, sale, conveyance or hypothecation, unless such LUSTROS Shares are either registered under the provisions of the Securities Act and under applicable state securities laws or such registration is not required as a result of applicable exemptions therefrom.

2.2              Representations by LUSTROS. LUSTROS hereby represents, warrants, covenants and acknowledges that as of the date hereof:

(a)                LUSTROS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has the legal capacity and all necessary corporate authority to carry on its business, to own its properties and assets, and to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

(b)               This Agreement has been duly authorized, executed and delivered by LUSTROS and constitutes a legal, valid and binding obligation of LUSTROS, enforceable against LUSTROS in accordance with its terms.

(c)                The execution and delivery of this Agreement and the performance of the obligations imposed hereunder will not conflict with, or result in a breach by LUSTROS of, any of the terms or provisions of, or constitute a default under the certificate of incorporation or bylaws of LUSTROS, or any material agreement or instrument to which LUSTROS is a party, or by which it or any of its properties or assets are bound, or result in a violation of any order, decree, or judgment of any court or governmental agency having jurisdiction over LUSTROS or LUSTROS’s properties, will not conflict with, constitute a default under, or result in the breach of, any contract, agreement, or other instrument to which LUSTROS is a party or is otherwise bound and no consent, authorization or order of, or filing or registration with, any court, governmental, or regulatory authority is required in connection with the execution and delivery of this Agreement and any related agreements or the performance by LUSTROS of its obligations hereunder.

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(d)               The LUSTROS Shares will, when issued, be duly authorized, validly issued, fully paid, and non-assessable.

ARTICLE 3
NOTICES

All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when sent if sent by fax or e-mail, or the date received if sent by overnight courier, and if mailed shall be deemed to have been given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To Purchaser:	Global Investments I, LLC William Farley 233 S. Wacker Drive Suite 2150 Chicago, IL 60606
To LUSTROS:	LUSTROS, INC. - Acctg. Office 9025 Carlton Hills Blvd, Ste. A Santee, CA, USA 92071 Attn: Trisha Malone, CFO Telephone: (619) 916-3722 Facsimile: (619) 568-3148 Email: trish@Lustros.com

ARTICLE 4
MISCELLANEOUS

4.1              Additional Undertakings. Each of the Parties agrees to take such actions as are reasonably necessary to carry out the intentions of the parties under this Agreement, including but not limited to the prompt execution and delivery of any documents reasonably necessary to carry out and perform the terms or intention of this Agreement.

4.2              Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs or expenses, unless otherwise agreed.

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4.3              Governing Law; Venue; Choice of Language. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, USA, without regard to conflicts of laws of principles, and each Party hereby agrees that all performances due and transactions undertaken pursuant to this Agreement shall be deemed to be due or have occurred in California, and the exclusive venue and place of jurisdiction for any litigation arising from or related to this Agreement shall be the state or federal courts located in Orange County, State of California, USA. To the extent of any inconsistency between this English language version and the Spanish language translation of this Agreement, the Agreement shall be construed in accordance with English.

4.4              Headings. The headings used in this Agreement are for convenience only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

4.5              Counterparts. This Agreement may be executed in one or more counterparts which when taken together shall constitute one agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

4.6              Enforcement of Agreement. This Agreement is intended for the benefit of the Parties hereto and is not for the benefit of, nor may any provisions hereof be enforced by any other person, firm or entity.

4.7              Modification and Amendments. This Agreement may be amended, modified and supplemented in writing only by the mutual consent of the Parties hereto.

4.8              Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other parties, and any attempts to do so without the consent of the other Parties shall be void and of no effect.

4.9              Attorneys Fees and Costs. In the event any Party breaches the terms of this Agreement, the non-breaching Parties shall be entitled to the recovery of their reasonable attorney’s fees and other professional costs and fees incurred in enforcing their rights hereunder.

4.10          Entire Agreement. This writing constitutes the entire agreement and understanding between the Parties hereto with respect to the subject matter contained herein. No Party is relying on any representation or statement not contained in this writing. This Agreement supersedes and cancels any prior agreements relating to the subject matter contained herein.

4.11          Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(signature page follows)

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IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

LUSTROS, INC.
By: /s/ Trisha Malone Name: Trisha Malone Title: Chief Financial Officer

PURCHASER:
/s/ William Farley Global Investments I, LLC By William Farley, Sole Member

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